                        Conversion Valuation Appraisal
                                 Update Report



                                 Prepared For:


                         MOORESVILLE SAVINGS BANK, SSB
                             A STATE SAVINGS BANK
                                      and
                         CODDLE CREEK FINANCIAL CORP.
                          Mooresville, North Carolina



                          PREPARED IN ACCORDANCE WITH
              FEDERAL DEPOSIT INSURANCE CORPORATION  REGULATIONS
                               October 17, 1997
                                      By:
                              JMP Financial, Inc.
                               753 Grand Marais
                      Grosse Pointe Park, Michigan 48230
                                (313) 824-1711

JMP Financial, Inc.
-------------------
753 Grand Marais
Grosse Pointe, MI 48236
Tel/Fax: (313) 824-1711

                                                               October 17, 1997


Board of Directors
Mooresville Savings Bank
347 Main Street
Mooresville, North Carolina 28115


Gentlemen:

     At your request, JMP Financial, Inc. ("JMP") hereby provides its updated appraisal of the estimated pro forma market value of the Common Stock ("the Stock") of Mooresville Savings Bank, SSB ("the Bank"). The Stock will be distributed in connection with the conversion of the Bank from the mutual to the stock form of organization. This appraisal has been updated to reflect changes in the Bank's financial performance and condition since June 30, 1997 and in the equity markets since the date our original appraisal report dated September 2, 1997.

     Our appraisal is based on the Bank's representation that the financial data and information contained in the Preliminary Subscription Offering Prospectus and additional evidence furnished to us by the Bank are truthful, accurate, and complete. We did not independently verify such financial data and other information provided by the Bank nor did we independently value the assets or liabilities of the Bank, nor did we obtain any appraisal of the assets or liabilities of the Bank.

     Our valuation is not intended, and must not be construed as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     The valuation will be updated as required under the normal conversion process. Any updates will consider, among other factors, any developments or changes in the Bank's policies, and current conditions in the equities markets for thrift institutions' common stock. Should any such new developments or changes be material, in our opinion, to the valuation of the Bank's common stock, appropriate adjustments to the estimated pro forma market value will be made at these times.

Board of Directors
October 17, 1997
Page Two


     It is our opinion that, as of October 17, 1997 the estimated pro forma market value of the Bank's to-be-outstanding common stock is $25,500,000 which yields an effective valuation range of $21,675,000 to $29,325,000 at the maximum and $33,723,750 at the super maximum. The Bank will issue a minimum of 433,500 shares and a super-maximum of 674,475 shares at a uniform price of $50.00.



                                                        Respectfully,



                                                      JMP FINANCIAL, INC.


                                                       John Michael Palffy
                                                          President

                      Financial Condition and Performance
                           Mooresville Savings Bank


     Tables I presents summary balance sheet and income statement data for the Bank at and for the trailing twelve months as of June 30, 1997 and updated as of September 30, 1997. In general, the financial condition and performance of the Bank has remained stable and consistent over the aforementioned periods.


                                    Table I
                Recent Financial Condition and Performance Data

`(,000)                                   At of the twelve months ended,
---------------------------------------------------------------------------
Balance Sheet Data                        June 30, 1997  September 30, 1997
---------------------------------------------------------------------------
Total assets                                114,162           114,276
---------------------------------------------------------------------------
Investments                                  10,032             9,292
---------------------------------------------------------------------------
Loans Rcvble, net                           100,506           100,659
---------------------------------------------------------------------------
Deposits                                     95,872            96,098
---------------------------------------------------------------------------
Retained Earnings                            14,691            14,738
---------------------------------------------------------------------------
Summary Income Statement
---------------------------------------------------------------------------
Net Interest Income                           4,141             4,134
---------------------------------------------------------------------------
Provision for loan losses                     230               240
---------------------------------------------------------------------------
Net Interest Income after provision for
 loan losses                                  3,911             3,894
---------------------------------------------------------------------------
Non-interest income                            183               187
---------------------------------------------------------------------------
Non-interest expense                          3,209              2,927
---------------------------------------------------------------------------
Net income                                     579               729
---------------------------------------------------------------------------

Growth and Composition

     Mooresville Savings Bank' growth for the quarter ended September 30, 1997 was negligible. Assets, loans, and deposits all grew at less than a 1 percent annualized growth rate. As a result, the composition of the Bank's assets and liabilities did not change materially between June 30, 1997 and September 30, 1997.


Earnings Growth and Composition

     The Bank reported net income of $729 thousand for the twelve months ended September 30, 1997, up approximately 26 percent from the twelve months ending June 30, 1997. However, core after-tax earnings actually declined 5 percent.

     The primary factors in the change in the Bank's financial performance were a $520 thousand before tax expense for the FDIC's assessment which was taken in the twelve months ended in June, but not reflected in the twelve months ending in September and a $210 thousand expense accrued in the quarter ended September 30, 1997 as part of the closing out of the Bank's defined benefit pension plan. Accounting for these non-recurring expenses the core after-tax earnings of the Bank actually decreased approximately $49 thousand, from $1.013 million to $964 thousand, since the original appraisal.


Risk Factors

     The Bank's credit quality deteriorated during the latest quarter. At September 30, 1997 the Bank's ratio of non-performing assets to total assets was
2.28 percent (up from 0.96 percent at June 30), the ratio of allowance for loan losses to total loans was 0.61 percent and the ratio of non-performing assets to allowances was 23.8 percent. The Bank's interest-rate gap of negative 54 percent has not been updated but it not believed to have changed significantly.

                      Financial Condition and Performance
                             The Comparative Group


     Exhibits 2-10 present extensive financial summary data on the Comparative Group. Only three of the thirteen institutions reported updated financial information since September 2, 1997. As a result, the aggregate financial condition and performance of the Comparative Group remains substantially similar to the original appraisal. More specifically, the financial performance of FFD Financial Corporation improved substantially, which had the effect of changing many of the aggregate average financial ratios of the Comparative Group marginally. However, the aggregate median financial performance and condition ratios of the Comparative Group remain substantially identical to the ratios presented in the original appraisal.

                    Market Performance of Comparative Group


     Table II presents a comparison of the most recent pricing ratios of the Comparative Group compared to data as of September 2, 1997.

     The median market capitalization of the Comparative Group decreased from $27.6 million at September 1, 1997 to $26.9 million at October 13, 1997. While this decline is not substantial it is significantly less then the price appreciation of the thrift and equity markets in general as discussed below. The average market capitalization of the Comparative Group increased from $31.4 million to $32.7 million, a 4.2 percent increase, still below the appreciation of the thrift and equity markets in general.

     The median price-to-earnings ratio of the Comparative Group declined 2.7 percent from September 1, 1997 to October 13, 1997. The median price-to-book value ratio of the Comparative Group increased over 12 percent since the original appraisal and the price-to-assets ratio increased 3.5 percent.


                                   Table II
                  Change in Comparative Group Pricing Ratios

Medians                      Sept. 2, 1997   October 17, 1997   Percent Change
------------------------------------------------------------------------------
Price/Earnings                   25.7             25.0              -2.7%
------------------------------------------------------------------------------
Price/Tangible Book Value        109%             126.1%            12.6%
------------------------------------------------------------------------------
Price/Assets                    29.7%              29.8%             3.5%
------------------------------------------------------------------------------


                     Market Performance of Thrift Equities


     Tables III presents the median pricing ratios of all public thrift equities as of the original appraisal date and the updated appraisal and the percentage change in such ratio. The universe of public thrifts exhibited substantially better price performance than did the Comparative Group in particular.

     The median price-to-earnings ratio of the thrift equity market increased
11.4 percent since the original appraisal, an appreciation consistent with the
13.2 percent increase in price-to-book value, 12.4 percent increase in price-to-tangible book value and 15.3 percent increase in price-to-assets ratio.


                                   Table III
               Change in Median Comparative Group Pricing Ratios

                     Price Divided By:
-----------------------------------------------------------------
As of                Earnings  Book   Tang BV  Assets
                               Value
-----------------------------------------------------------------
October 13, 1997     26.0      155    159.7    17.4
-----------------------------------------------------------------
September 2, 1997    23.3      137    142      15.3
-----------------------------------------------------------------
Percentage Change    11.4      13.2   12.4     13.6
-----------------------------------------------------------------

                              Recent Conversions

     As Exhibit 11 illustrates, the thrift conversion market remains stable. No thrifts converted for a period of nearly ninety days after July 9, 1997, indicating some weakness in the conversion market. Despite the continued appreciation in the thrift and equity markets in general the pricing ratios of the three thrifts which converted since September 29 are similar to the pricing ratios of those thrifts which converted early in the summer and spring. The price-to-book value ratios of thrifts pending conversion are generally higher than those thrifts which have actually converted recently. However, the price-to-earnings ratios are generally significantly lower than recent conversions. Moreover, the average pricing ratios of thrifts converting over the last three, six, nine and twelve months are essentially similar. As a result, on balance, it is reasonable to conclude that the pricing ratios of converting thrifts has and continues to remain essentially stable for at least the past several months. In fact, the pricing ratios of the last three conversions are marginally lower than the average of any other representative period over the last twelve months.

     Though recent thrifts have not been aggressively priced they have enjoyed substantial price appreciation in the after-market. The average one day appreciation of the three most recent conversions has been approximately 55 percent, which is substantially higher than the last twelve month average of 34 percent, suggesting that the three most recent conversions were "underpriced" by approximately 15 percent compared to the average price performance of thrifts converting over the last twelve months.

     At the supermaximum valuation Mooresville will be priced at 77.8 percent of book value and approximately 25.1 times earnings. That represents the second highest price-to-book value ratio of all thrifts which have converted since September 1996 and a price-to-earnings ratio 21 percent above the average ratio of the same group of thrifts. Even with the hypothetical presumption that the three most recently completed conversions were underpriced by as much as 15 percent (which would have yielded average price-to-book value ratios for the three of 80 percent) Mooresville is still priced at a premium given its substantial price-to-earnings ratio.

                            Discount Considerations

     The discounts applied in the original appraisal remain essentially similar. However, this appraisal considers an expanded comparison of the Bank's core earnings vis-a-vis that of the Comparative Group (Exhibit 12a and 12b).

     The core earnings of the Comparative Group were determined by adjusting the net income before taxes of each of the Comparative Group institutions by all non-recurring income and expenses over the previous twelve months. The adjusted net income before taxes amount was then reduced by an across-the-board tax rate of 36 percent to arrive at core after-tax earnings. An additional adjustment to the provision for loan losses was made for the Bank. Instead of actual loan loss provisions for the past twelve months of $250 thousand, a figure of $53 thousand, representing the average provision for the past five years, was applied.

     As a result, it was determined that the core earnings of the Bank for the twelve months ending September 30, 1997 was $964 thousand, approximately $235 thousand higher than reported earnings.

     The price-to-core earnings ratio of the Bank at the supermaximum valuation is 21.3 as compared to a price-to-reported earnings ratio of 25.1. As a result, the discount to the Comparative Group on a median price-to-core earnings basis is 8.4 percent as compared to a premium of 0.3 percent for reported earnings.

                             Valuation Conclusion

     In light of the factors discussed herein the valuation of Mooresville Savings Bank has been increased from $23 million at the midpoint as of September 2, 1997 to $25.5 million at the midpoint as of October 17, 1997, an increase of approximately 11 percent. Such increase is essentially consistent with appreciation in the thrift equity market in general, but substantially higher than the appreciation in the Comparative Group or with recent thrift conversions.

     As a result of the new valuation the super maximum price for Mooresville Savings Bank is $33,723,750 or 25.1 times pro forma earnings and 77.8 percent of book value, the second highest price-to-book value ratio of any thrift converting in the past twelve months.

        While the price-to-book value ratio of the Bank at the super maximum allows for a 34 percent discount to the Comparative Group, the price-to-earnings ratio yields a premium of 0.3 percent and the price-to-core earnings discount is only 8.4 percent. Given that the earnings of Mooresville Savings Bank are considerably more at risk than the Comparative Group (based on interest rate risk analysis) one would expect that Mooresville should receive a sizable discount to the Comparative Group as compensation. Such a discount does not exist at the super maximum in this case and thus offsets any price-to-book value ratio the investor may enjoy.

        Exhibit 14 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the Comparative Group.


                           Price to Earnings Method

     The price-to-earnings approach is the standard method of stock valuation and assumes that the value of a company's stock is a function of the discounted value of its future earnings stream. The basis of the price-to-earnings approach is the subject's trailing twelve month's earnings, generally adjusted for non-recurring or abnormal expenses or gains.

     Based on the above analysis we have determined that the appropriate price-to-earnings ratio for Mooresville Savings Bank is 21.4, and the appropriate price-to-core earnings ratio is 17.9, which when multiplied by the Bank's pro forma earnings (adjusted to reflect earnings on net conversion proceeds) yields a pro forma market valuation of $25,500,000 at the midpoint. The price-to-earnings multiplies range from a low of 19.3 at the minimum of the offering range to 23.2 at the maximum and 25.1 at the super maximum of the offering range.
     The price-to-earnings ratio of 25.1 at the super maximum is actually 0.3 percent higher than the median of the Comparative Group. The price-to-core earnings ratio is only 8.4 percent lower than the Comparative Group median.
Though traditional analysis   places significant emphasis on price-to-book value
ratios in the fundamental valuation of thrift equities we believe that the value and associated risk of a company's income stream is a more accurate determinant of its value. The Bank has substantial interest rate risk exposure (one of the highest interest rate gaps in the industry), combined with negligible non-interest income, putting its future income stream at considerable risk. The exposure of Mooresville Savings Bank's net income to changes in interest rates is among the highest in the country. Accordingly, Mooresville Savings Bank should be valued at a substantial discount to other thrifts for this factor alone. Despite this factor, and the considerable weight our valuation places on the price-to-earnings method, the price-to-earnings ratio of the Bank do not reflect such discounts, primarily because of commensurate substantial discounts for other ratios as described below.


                          Price to Book Value Method

     Historically, the financial markets have placed significant weight on price-to-book value methods for valuing financial institutions. As thrifts diversify it is becoming more apparent that the real earnings power of each bank's book value (return on equity) can vary significantly depending on the risk and return of these particular assets, thereby shifting emphasis away from the price-to-book value method towards more traditional price-to-earnings methods. As a consequence, our valuation has been heavily weighted towards the latter valuation method. Nevertheless, this valuation approach retains significance for this industry.

     The basis of the price-to-book value approach is the subject's current GAAP or tangible book value of $14.7 million at September 30, 1997. The price-to-book value multiplies range from 65.7 percent at the minimum of the offering range to
74.1 percent at the maximum and 77.8 percent at the super maximum of the offering range, which represents a 34 percent discount to the Comparative Group at the super maximum.


                            Price to Assets Method

     We have used a price\asset ratio of 18.8 percent to develop the pro forma market value of the Bank. At the minimum of the offering range the price to asset ratio is 16.4 percent. At the supermaximum valuation the average price-to-assets ratio is 23.6 percent.

                                  EXHIBIT 1a
                                  ----------

                                      At            At
                                 September 30,  December 31,
                                 -------------  ------------
                                 1997           1996
                                 ----           ----
                                 (Dollars in Thousands)
Financial Condition Data:
Total assets                      $114,276      $112,552
Investments (1)                      9,292        10,889
Loans receivable, net (2)          100,659        90,555
Deposits                            96,098        93,785
Retained earnings                   14,738        14,412

                                    For the Three Months
                                    Ended September 30,
                                    -------------------
                                      1997       1996
                                      ----       ----

Operating Data:
Interest income                     $2,248      2,124
Interest expense                     1,204      1,173
                                    ------     ------
Net interest income                  1,044      1,051
 Provision for loan losses              10          0
                                    ------     ------
Net interest become
   after provision
   for loan losses                   1,034      1,051
Non-interest income                     51         46
Non-interest expense                 1,016      1,251
                                    ------     ------
Income (loss) before income
   taxes (credits)                      69       (154)
Income tax expense (credits)            22        (51)
                                    ------     ------
Net income (loss)                   $   47       (103)
                                    ======     ======

                                   EXHIBIT 1b
                                   ----------

                                                 At or For the Three Months
                                                 Ended September 30,
                                                 -------------------
                                                  1997     1996
                                                 -------  -------
Other Selected Data:
Number of outstanding loans                       2,552    2,558
Number of deposit accounts                        7,473    7,572
Number of full-service offices open                   3        3
Return on average assets (3)                       0.16%   -0.37%
Return on average equity (3)                       1.27%   -2.91%
Average equity to average assets                  12.89%   12.77%
Interest rate spread (4)                           2.84%    2.98%
Net yield on average interest-
      earning assets (5)                           3.78%    3.92%
Average interest-earning assets to
      to average interest-bearing liabilities    115.18%  115.05%
Ratio of non-interest expense to
      average total assets (3)                     3.55%    4.51%
Non-performing assets to total assets (6)          2.28%    1.90%
Non-performing loans to total loans (6)            2.57%    2.20%
Allowance for loan losses to total loans           0.61%    0.44%
Allowance for loan losses the
      non-performing loans (6)                    23.80%   18.44%
Provision for loan losses to total
      loans receivable, net (3)                    0.04%    0.00%
Net charge-offs to average loans outstanding       0.01%    0.00%
Retained earnings to total assets                 12.90%   12.80%



 (1) Includes interest-bearing deposits, certificates of deposit, FHLB stock, and investment securities.
 (2) Loans, net, represents gross loans less net deferred loan fees, undisbursed loan funds and allowance for loan losses,
 (3) Annualized for the three months ended September 30, 1997 and 1996.
 (4) The interest rate spread represents the difference, between the weighted-average yield on interest-earnings assets and weighted-average cost of interest-bearing liabilities.
 (5) The net yield on average interest-earning assets represents net interest income as a percentage of average interest-earning assets.
 (6) Non-performing assets include nonaccrual loans and accruing loans past due 90 days or more and real estate acquired in settlement of loans.
 (7) Ratios other than period-end ratios are based on average monthly balances.

                               EXHIBIT 2
                               COMPARATIVE GROUP
                               GENERAL DATA


                                                                                      Number
                                                                                          of         FTE            Assets
Ticker    Institution                                       City            State    Offices      Employees         ($000)
------    -----------                                       ----            -----    -------      ---------         ------
BFSB      Bedford Bancshares, Inc.                          Bedford         VA           3              36         135,455
CLAS      Classic Bancshares, Inc.                          Ashland         KY           3              NA         130,525
FFDF      FFD Financial Corporation                         Dover           OH           1              20          88,000
FLKY      First Lancaster Bancshares, Inc.                  Lancaster       KY           1              10          42,808
GSFC      Green Street Financial Corp.                      Fayetteville    NC           3              31         174,605
HFFB      Harrodsburg First Financial Bancorp, Inc.         Harrodsburg     KY           2              15         108,949
KYF       Kentucky First Bancorp, Inc.                      Cynthiana       KY           2              22          88,959
MARN      Marion Capital Holdings, Inc.                     Marion          IN           2              33         173,304
PFFC      Peoples Financial Corporation                     Massillon       OH           2              19          86,486
SSB       Scotland Bancorp, Inc.                            Laurinburg      NC           2              14          69,479
SCCB      South Carolina Community Bancshares, Inc.         Winnsboro       SC           3              NA          46,598
SSM       Stone Street Bancorp, Inc.                        Mocksville      NC           2              18         106,115
WEHO      Westwood Homestead Financial Corporation          Cincinnati      OH           2              19         134,655

          Comp Group Average                                                             2              22         106,611
          Comp Group Median                                                              2              19         106,115

          North Carolina Median                                                          4              33         150,416
          North Carolina Average                                                         5              48         219,212
          Southeast Region Average                                                      11             192         521,615
          All Publicly Traded Thrifts Average                                           17             308       1,313,455
          Mooresville Savings                                                            3              29         114,276
          Mooresville Savings Pro Forma


                                                                                                       Equity/
                                                                                       Deposits         Assets          Holding
Ticker    Institution                                       City            State        ($000)            (%)          Company
------    -----------                                       ----            -----        ------            ---          -------
BFSB      Bedford Bancshares, Inc.                          Bedford         VA          100,047          14.16             Y
CLAS      Classic Bancshares, Inc.                          Ashland         KY           99,108          14.87             Y
FFDF      FFD Financial Corporation                         Dover           OH           57,090          24.41             Y
FLKY      First Lancaster Bancshares, Inc.                  Lancaster       KY           22,128          32.96             Y
GSFC      Green Street Financial Corp.                      Fayetteville    NC          108,430          36.25             Y
HFFB      Harrodsburg First Financial Bancorp, Inc.         Harrodsburg     KY           78,405          26.92             Y
KYF       Kentucky First Bancorp, Inc.                      Cynthiana       KY           55,443          16.55             Y
MARN      Marion Capital Holdings, Inc.                     Marion          IN          121,770          22.54             Y
PFFC      Peoples Financial Corporation                     Massillon       OH           61,775          27.21             Y
SSB       Scotland Bancorp, Inc.                            Laurinburg      NC           42,451          37.03             Y
SCCB      South Carolina Community Bancshares, Inc.         Winnsboro       SC           34,024          25.67             Y
SSM       Stone Street Bancorp, Inc.                        Mocksville      NC           66,774          28.85             Y
WEHO      Westwood Homestead Financial Corporation          Cincinnati      OH           82,532          29.41             Y
                                                                                                                           Y
          Comp Group Average                                                             71,537          25.91             Y
          Comp Group Median                                                              66,774          26.92             Y

          North Carolina Median                                                         108,430          22.82             Y
          North Carolina Average                                                        148,270          22.07             Y
          Southeast Region Average                                                      369,890          14.36             Y
          All Publicly Traded Thrifts Average                                           851,984          12.38             Y
          Mooresville Savings                                                            96,098
          Mooresville Savings Pro Forma                                                                  26.71

                                   EXHIBIT 3
                                   COMPARATIVE GROUP
                                   FINANCIAL PERFORMANCE



                                                                                           Core Earnings
                                                                                 -----------------------------------
                                                         Return on          Return on           Return on         Return on
                                                        Avg Assets         Avg Equity          Avg Assets        Avg Equity
Ticker     Institution                                         (%)                (%)                 (%)               (%)
------     -----------                                         ---                ---                 ---               ---
BFSB       Bedford Bancshares, Inc.                           1.00               6.97                1.28              8.52
CLAS       Classic Bancshares, Inc.                           0.49               2.74                0.72              4.89
FFDF       FFD Financial Corporation                          1.65               6.65                0.93              3.08
FLKY       First Lancaster Bancshares, Inc.                   1.15               3.31                1.40              3.09
GSFC       Green Street Financial Corp.                       1.37               3.88                1.66              4.85
HFFB       Harrodsburg First Financial Bancorp, Inc.          1.03               3.80                1.35              5.23
KYF        Kentucky First Bancorp, Inc.                       0.87               4.48                1.13              7.19
MARN       Marion Capital Holdings, Inc.                      1.40               6.10                1.67              7.53
PFFC       Peoples Financial Corporation                      0.59               2.31                0.90              3.31
SSB        Scotland Bancorp, Inc.                             1.41               3.89                1.71              4.00
SCCB       South Carolina Community Bancshares, Inc.          0.93               3.46                1.20
SSM        Stone Street Bancorp, Inc.                         1.44               4.05                1.71              2.77
WEHO       Westwood Homestead Financial Corporation           0.69               2.45                0.96              3.23

           Comp Group Average                                 1.08               4.16                1.28              4.81
           Comp Group Median                                  1.00               3.53                1.28              4.43

           North Carolina Median                              0.90               3.89                1.18              5.33
           North Carolina Average                             0.79               2.80                1.18              6.11
           Southeast Region Average                           0.23               4.75                0.49              7.52
           All Publicly Traded Thrifts Average                0.64               6.73                0.86              9.46
           Mooresville Savings                                0.51               4.02                0.78              6.22
           Mooresville Savings Pro Forma                      0.88               3.29

                                                                           Net Interest
                                                                                Income/        Noninterest      Noninterest
                                                                             Avg Assets            Income/         Expense/
                                                                                    (%)         Avg Assets       Avg Assets
Ticker     Institution                                                              LTM                (%)              (%)
------     -----------                                                              ---                ---              ---
BFSB       Bedford Bancshares, Inc.                                                3.85               0.52             2.28
CLAS       Classic Bancshares, Inc.                                                3.33               0.25             2.37
FFDF       FFD Financial Corporation                                               3.22               0.06             1.77
FLKY       First Lancaster Bancshares, Inc.                                        4.90               0.00             2.62
GSFC       Green Street Financial Corp.                                            4.33               0.05             1.76
HFFB       Harrodsburg First Financial Bancorp, Inc.                               3.58               0.09             1.58
KYF        Kentucky First Bancorp, Inc.                                            3.50               0.18             2.01
MARN       Marion Capital Holdings, Inc.                                           4.02               0.67             2.46
PFFC       Peoples Financial Corporation                                           3.44               0.04             2.10
SSB        Scotland Bancorp, Inc.                                                  4.57               0.10             1.98
SCCB       South Carolina Community Bancshares, Inc.                               4.08               0.19             2.36
SSM        Stone Street Bancorp, Inc.                                              4.65               0.14             2.03
WEHO       Westwood Homestead Financial Corporation                                3.37               0.10             1.95

           Comp Group Average                                                      3.91               0.18             2.10
           Comp Group Median                                                       3.85               0.10             2.03

           North Carolina Median                                                   3.73               0.14             2.03
           North Carolina Average                                                  3.87               0.23             2.08
           Southeast Region Average                                                3.64               0.67             3.12
           All Publicly Traded Thrifts Average                                     3.36               0.49             2.34
           Mooresville Savings                                                     2.92               0.05             2.52
           Mooresville Savings Pro Forma

                                   EXHIBIT 4
                               COMPARATIVE GROUP
                                CAPITAL RATIOS

                                                                                 Tangible       Regulatory         Core Cap/
                                                             Equity/              Equity/        Core Cap/          Risk-Adj
                                                              Assets          Tang Assets           Assets            Assets
Ticker      Institution                                          (%)                  (%)              (%)               (%)
------      -----------                                          ---                  ---              ---               ---
BFSB        Bedford Bancshares, Inc.                           14.16               12.45            12.45             22.13
CLAS        Classic Bancshares, Inc.                           14.87               11.70            11.70             23.02
FFDF        FFD Financial Corporation                          24.41               16.40            16.40             36.75
FLKY        First Lancaster Bancshares, Inc.                   32.96               30.00            30.00             51.49
GSFC        Green Street Financial Corp.                       36.25               36.25            36.25             85.59
HFFB        Harrodsburg First Financial Bancorp, Inc.          26.92               21.10            21.10             42.62
KYF         Kentucky First Bancorp, Inc.                       16.55               14.74            14.74             27.07
MARN        Marion Capital Holdings, Inc.                      22.54               20.56            20.56             31.00
PFFC        Peoples Financial Corporation                      27.21               20.00            20.00             44.76
SSB         Scotland Bancorp, Inc.                             37.03                  NA            29.27             57.62
SCCB        South Carolina Community Bancshares, Inc.          25.67               23.10            23.10             47.65
SSM         Stone Street Bancorp, Inc.                         28.85               25.34            25.34             46.01
WEHO        Westwood Homestead Financial Corporation           29.41               24.49            24.49             40.27

            Comp Group Average                                 25.91               21.34            21.95             42.77
            Comp Group Median                                  26.92               20.83            21.10             42.62

            North Carolina Median                              22.82               18.85            19.10             43.09
            North Carolina Average                             22.07               17.60            20.21             41.52
            Southeast Region Average                           13.24               12.93            10.45             20.76
            All Publicly Traded Thrifts Average                12.20               11.94            10.24             20.97
            Mooresville Savings                                12.90               12.90            14.48             29.36
            Mooresville Savings Pro Forma                      26.71               26.71            24.88             50.45

                                                            EXHIBIT 5
                                                            COMPARATIVE GROUP
                                                            BALANCE SHEET RATIOS

                                                               Loans/          Loans/        Deposits/          Borrowings/
                                                             Deposits          Assets           Assets               Assets
Ticker     Institution                                            (%)             (%)              (%)                  (%)
------     -----------                                            ---             ---              ---                  ---
BFSB       Bedford Bancshares, Inc.                            116.16           85.80            73.86               10.70
CLAS       Classic Bancshares, Inc.                             87.73           66.61            75.93                8.41
FFDF       FFD Financial Corporation                            97.69           63.38            64.88                9.53
FLKY       First Lancaster Bancshares, Inc.                    173.58           89.72            51.69               13.85
GSFC       Green Street Financial Corp.                        117.35           72.87            62.10                  NA
HFFB       Harrodsburg First Financial Bancorp, Inc.           102.71           73.91            71.96                  NA
KYF        Kentucky First Bancorp, Inc.                         88.91           55.41            62.32               20.20
MARN       Marion Capital Holdings, Inc.                       123.23           86.58            70.26                4.75
PFFC       Peoples Financial Corporation                        84.64           60.46            71.43                  NA
SSB        Scotland Bancorp, Inc.                              113.46           69.32            61.10                  NA
SCCB       South Carolina Community Bancshares, Inc.           106.54           77.80            73.02                  NA
SSM        Stone Street Bancorp, Inc.                          129.61           81.56            62.93                  NA
WEHO       Westwood Homestead Financial Corporation            124.07           76.04            61.29                9.00

           Comp Group Average                                  112.74           74.83            66.37               10.92
           Comp Group Median                                   113.46           73.61            64.88                9.53

           North Carolina Median                                99.67           69.21            69.44                6.98
           North Carolina Average                              106.63           74.49            69.86               10.18
           Southeast Region Average                             99.08           72.37            73.04               13.24
           All Publicly Traded Thrifts Average                  94.28           67.18            71.26               16.24
           Mooresville Savings                                 104.75           88.08            84.09                0.88

                                    EXHIBIT 6
                                COMPARATIVE GROUP
                             ANNUALIZED GROWTH RATES

                                                                         Asset          Loan          Deposit
                                                                        Growth        Growth           Growth
                                                                          Rate          Rate             Rate
Ticker        Institution                                                  (%)           (%)              (%)
------        -----------                                                  ---           ---              ---
BFSB          Bedford Bancshares, Inc.                                  11.23          9.01             6.29
CLAS          Classic Bancshares, Inc.                                  89.84         (5.61)          113.51
FFDF          FFD Financial Corporation                                 10.75         17.71             9.35
FLKY          First Lancaster Bancshares, Inc.                           5.11          2.99            -5.77
GSFC          Green Street Financial Corp.                              -2.44         (2.54)           -4.99
HFFB          Harrodsburg First Financial Bancorp, Inc.                 -0.57          0.46             0.72
KYF           Kentucky First Bancorp, Inc.                               3.08          6.43             7.08
MARN          Marion Capital Holdings, Inc.                             -2.51          2.08            -3.56
PFFC          Peoples Financial Corporation                             10.52        (17.68)           -8.54
SSB           Scotland Bancorp, Inc.                                    -1.43         (0.43)            1.87
SCCB          South Carolina Community Bancshares, Inc.                  5.49         (0.19)             8.8
SSM           Stone Street Bancorp, Inc.                                -1.74          3.00            -2.44
WEHO          Westwood Homestead Financial Corporation                   36.8         17.47            -0.31

              Average:                                                  12.63          2.52             9.39
              Median:                                                    5.11          2.08             0.72

              North Carolina Median                                      11.3          3.92             1.87
              North Carolina Average                                     8.86          3.87             2.77
              Southeast Region Average                                  12.14          9.69             9.96
              All Publicly Traded Thrifts Average                       11.87          7.54             9.00
              Mooresville Savings                                        2.05         15.15             3.30

                                   EXHIBIT 7
                                   COMPARATIVE GROUP
                                   ASSET AND RISK RATIOS



                                                                    NPAs + Loans                               Net Loan    One Year
                                                           NPAs/    90+ Pst Due/    Reserves/   Reserves/   Chargeoffs/    Cum Gap/
                                                          Assets          Assets    NPAs + 90       Loans     Avg Loans      Assets
Ticker      Institution                                      (%)             (%)          (%)         (%)           (%)         (%)
------      -----------                                      ---             ---          ---         ---           ---         ---
BFSB        Bedford Bancshares, Inc.                        0.00            0.60        79.85        0.56          0.03          NA
CLAS        Classic Bancshares, Inc.                        0.66            0.94        65.45        0.93          0.00          NA
FFDF        FFD Financial Corporation                       0.07            0.07       421.88        0.48          0.00          NA
FLKY        First Lancaster Bancshares, Inc.                1.93            1.93        15.10        0.33          0.00       28.98
GSFC        Green Street Financial Corp.                    0.16            0.16        83.63        0.18          0.00      -17.53
HFFB        Harrodsburg First Financial Bancorp, Inc.       0.00            0.47        59.81        0.38          0.00          NA
KYF         Kentucky First Bancorp, Inc.                    0.00            0.07       630.51        0.75          0.07          NA
MARN        Marion Capital Holdings, Inc.                   0.81            0.81       144.01        1.35          0.00        8.06
PFFC        Peoples Financial Corporation                   0.00            0.00           NM        0.39          0.00          NA
SSB         Scotland Bancorp, Inc.                          0.00            0.00           NM        0.50          0.00          NA
SCCB        South Carolina Community Bancshares, Inc.       1.06            1.06        59.43        0.81            NA          NA
SSM         Stone Street Bancorp, Inc.                      0.00            0.27       187.50        0.62          0.00      -26.86
WEHO        Westwood Homestead Financial Corporation        0.00            0.06       255.81        0.21          0.00       -9.35

            Average:                                        0.36            0.50       182.09        0.58          0.01       -3.34
            Median:                                         0.00            0.27       144.01        0.50          0.00       -9.35

            North Carolina Median                           0.35            0.39        97.22        0.62          0.00      -10.33
            North Carolina Average                          0.55            0.60       117.23        0.66          0.18      -14.23
            Southeast Region Average                        0.87            0.99       121.25        0.87          0.18       -7.63
            All Publicly Traded Thrifts Average             0.76            0.82       133.36        0.99          0.19       -6.28
            Mooresville Savings                             2.28            2.28        23.80       61.00          0.01      (54.69)

                           EXHIBIT 8
                           COMPARATIVE GROUP
                           YIELD-COST SPREAD ANALYSIS

                                                                                 Interest       Net Interest        Earn Assets/
                                                                Interest         Expense/            Income/         Int Bearing
                                                                 Income/       Avg Assets         Avg Assets         Liabilities
                                                              Avg Assets              (%)                (%)                 (%)
Ticker       Institution                                             (%)              LTM                LTM                 LTM
------       -----------                                             ---              ---                ---                 ---
BFSB         Bedford Bancshares, Inc.                                7.70             3.85               3.85              118.64
CLAS         Classic Bancshares, Inc.                                6.69             3.36               3.33              111.39
FFDF         FFD Financial Corporation                               6.80             3.59               3.22              132.88
FLKY         First Lancaster Bancshares, Inc.                        8.28             3.38               4.90              151.65
GSFC         Green Street Financial Corp.                            7.38             3.05               4.33              159.18
HFFB         Harrodsburg First Financial Bancorp, Inc.               7.10             3.52               3.58              144.86
KYF          Kentucky First Bancorp, Inc.                            7.18             3.67               3.50              117.86
MARN         Marion Capital Holdings, Inc.                           7.86             3.84               4.02              126.57
PFFC         Peoples Financial Corporation                           7.00             3.56               3.44                  NA
SSB          Scotland Bancorp, Inc.                                  7.43             2.87               4.57                  NA
SCCB         South Carolina Community Bancshares, Inc.               7.66             3.58               4.08                  NA
SSM          Stone Street Bancorp, Inc.                              7.84             3.18               4.65              142.40
WEHO         Westwood Homestead Financial Corporation                7.47             4.10               3.37              143.52

             Average:                                                7.41             3.50               3.91              134.90
             Median:                                                 7.43             3.56               3.85              137.64

             North Carolina Median                                   7.48             3.82               3.73              120.51
             North Carolina Average                                  7.57             3.69               3.87              128.45
             Southeast Region Average                                7.74             4.11               3.64              116.40
             All Publicly Traded Thrifts Average                     7.48             4.12               3.36              113.50
             Mooresville Savings                                     7.43             4.51               2.92              113.86

                                                                 Yield on          Cost of       Interest               Net
                                                              Int Earning      Int Bearing          Yield          Interest
                                                                   Assets      Liabilities         Spread            Margin
                                                                      (%)              (%)            (%)               (%)
Ticker       Institution                                              LTM              LTM            LTM               LTM
------       -----------                                              ---              ---            ---               ---
BFSB         Bedford Bancshares, Inc.                                 7.99             4.72           3.27              3.99
CLAS         Classic Bancshares, Inc.                                 7.52               NA             NA              3.75
FFDF         FFD Financial Corporation                                6.99             4.84           2.15              3.30
FLKY         First Lancaster Bancshares, Inc.                         8.64             5.27           3.37              5.12
GSFC         Green Street Financial Corp.                             7.43             4.84           2.59              4.36
HFFB         Harrodsburg First Financial Bancorp, Inc.                7.21               NA             NA              3.64
KYF          Kentucky First Bancorp, Inc.                             7.37             4.61           2.76              3.59
MARN         Marion Capital Holdings, Inc.                            8.39             5.18           3.21              4.29
PFFC         Peoples Financial Corporation                            7.18               NA             NA              3.53
SSB          Scotland Bancorp, Inc.                                   7.56               NA             NA              4.64
SCCB         South Carolina Community Bancshares, Inc.                7.90             4.99           2.91              4.21
SSM          Stone Street Bancorp, Inc.                               8.20             4.89           3.31              4.87
WEHO         Westwood Homestead Financial Corporation                 7.57             5.75           1.82              3.41

             Average:                                                 7.69             5.01           2.82              4.05
             Median:                                                  7.56             4.89           2.91              3.99

             North Carolina Median                                    7.69             4.87           2.64              3.77
             North Carolina Average                                   7.78             5.00           2.82              3.98
             Southeast Region Average                                 7.96             4.89           3.17              3.74
             All Publicly Traded Thrifts Average                      7.76             4.83           2.96              3.49
             Mooresville Savings                                      7.95             4.95           3.01              3.77

                             EXHIBIT 9
                             COMPARATIVE GROUP
                             CAPITAL MARKET ISSUES


                                                                                Current                 Latest
                                                                                 Market                  Stock        Weekly Volume/
                                                                                  Value                  Price    Shares Outstanding
Ticker    Institution                                   IPO Date    Exchange       ($M)                    ($)              (Actual)
------    -----------                                   --------    --------       ----                    ---              --------
BFSB      Bedford Bancshares, Inc.                      08/22/94      NASDAQ      27.99    24.13        24.500                  0.81
CLAS      Classic Bancshares, Inc.                      12/29/95      NASDAQ      21.21    14.13        16.250                  2.32
FFDF      FFD Financial Corporation                     04/03/96      NASDAQ      26.91    14.75        18.625                  0.94
FLKY      First Lancaster Bancshares, Inc.              07/01/96      NASDAQ      15.46    15.69        16.125                  0.31
GSFC      Green Street Financial Corp.                  04/04/96      NASDAQ      85.43    18.38        19.875                  1.58
HFFB      Harrodsburg First Financial Bancorp, Inc.     10/04/95      NASDAQ      32.65    15.25        16.125                  0.49
KYF       Kentucky First Bancorp, Inc.                  08/29/95        AMSE      18.32    12.50        14.063                  0.82
MARN      Marion Capital Holdings, Inc.                 03/18/93      NASDAQ      47.72    23.00        26.875                  2.04
PFFC      Peoples Financial Corporation                 09/13/96      NASDAQ      20.52    17.25        14.000                  4.28
SSB       Scotland Bancorp, Inc.                        04/01/96        AMSE      22.72    18.09        11.875                  1.54
SCCB      South Carolina Community Bancshares, Inc.     07/07/94      NASDAQ      16.62    21.50        23.750                  3.04
SSM       Stone Street Bancorp, Inc.                    04/01/96        AMSE      39.86    21.25        21.000                  0.22
WEHO      Westwood Homestead Financial Corporation      09/30/96      NASDAQ      49.97    15.50        17.875                  1.98

          Average:                                                                32.72    17.80        18.534                  1.57
          Median:                                                                 26.91    17.25        17.875                  1.54

          North Carolina Median                                                   36.89                 18.500                  0.55
          North Carolina Average                                                  59.96                 22.788                  0.70
          Southeast Region Average                                               101.70                 22.945                  1.18
          All Publicly Traded Thrifts Average                                    207.34                 22.709                  1.27


                                                                          Current    Dividend
                                                                         Dividend      Payout      Insider      Institut'l
                                                              Shares        Yield       Ratio    Ownership       Ownership
Ticker    Institution                                    Outstanding          (%)         (%)          (%)             (%)
------    -----------                                    -----------          ---         ---          ---             ---
BFSB      Bedford Bancshares, Inc.                         1,142,425         2.29       41.32        14.68            2.77
CLAS      Classic Bancshares, Inc.                         1,304,950         1.72       36.36        11.43            9.82
FFDF      FFD Financial Corporation                        1,454,750         1.61       21.03         5.51            4.97
FLKY      First Lancaster Bancshares, Inc.                   958,812         3.10        0.00         7.94            0.00
GSFC      Green Street Financial Corp.                     4,298,125         0.00       94.92         3.66            2.17
HFFB      Harrodsburg First Financial Bancorp, Inc.        2,024,756         2.48       93.22         9.26            0.53
KYF       Kentucky First Bancorp, Inc.                     1,319,194         3.56      583.33        10.22            7.76
MARN      Marion Capital Holdings, Inc.                    1,768,099         3.27       63.08        12.77           20.07
PFFC      Peoples Financial Corporation                    1,491,012         3.57          NA         6.98           13.87
SSB       Scotland Bancorp, Inc.                           1,913,600         2.53       52.63        16.48            1.18
SCCB      South Carolina Community Bancshares, Inc.          699,733         2.53       96.77         9.90            0.14
SSM       Stone Street Bancorp, Inc.                       1,898,052         2.14      542.26        14.57            6.22
WEHO      Westwood Homestead Financial Corporation         2,795,475         1.57          NA         3.19           15.91

          Average:                                         1,774,537         2.34      147.72         9.90            6.57
          Median:                                          1,491,012         2.48       63.08           NA            4.97

          North Carolina Median                            1,905,826         2.13      102.73        13.49            4.27
          North Carolina Average                           3,294,301         2.24      146.43        16.36            5.56
          Southeast Region Average                         4,464,482         1.90      111.66        14.60            9.41
          All Publicly Traded Thrifts Average              6,467,454         1.69       56.38         0.00           17.21

                                  EXHIBIT 10
                                  COMPARATIVE GROUP
                                  CAPITAL MARKET ISSUES



                                                               Price/          Price/      Price/Tang    Price/  Price/Core
                                                             Earnings      Book Value      Book Value    Assets    Earnings
Ticker                       Institution                          (x)             (%)             (%)       (%)         (x)
------                       -----------                          ---             ---             ---       ---         ---
BFSB           Bedford Bancshares, Inc.                         20.25          138.03          138.03     20.66       16.12
CLAS           Classic Bancshares, Inc.                         29.55          109.28          129.28     16.25       20.31
FFDF           FFD Financial Corporation                        17.41          126.10          126.10     30.79        6.05
FLKY           First Lancaster Bancshares, Inc.                 32.91          109.62          109.62     36.12       36.65
GSFC           Green Street Financial Corp.                     33.69          134.93          134.93     48.92       29.23
HFFB           Harrodsburg First Financial Bancorp, Inc.        27.33          102.84          102.84     29.97       20.16
KYF            Kentucky First Bancorp, Inc.                     23.44          126.01          126.01     20.85       17.58
MARN           Marion Capital Holdings, Inc.                    20.67          121.66          121.66     27.42       16.80
PFFC           Peoples Financial Corporation                       NA           88.72           88.72     24.14       25.00
SSB            Scotland Bancorp, Inc.                           20.83           88.29           88.29     32.71       19.79
SCCB           South Carolina Community Bancshares, Inc.        38.31          138.89          138.89     35.66       26.99
SSM            Stone Street Bancorp, Inc.                       25.00          130.19          130.19     37.56       37.50
WEHO           Westwood Homestead Financial Corporation            NA          126.15          126.15     37.11       37.24

               Average:                                         26.31          118.52          120.05     30.63       23.80
               Median:                                          25.00          126.01          126.10     30.79       20.31

               North Carolina Median                            31.42          127.05          127.05     29.91       22.15
               North Carolina Average                           30.84          131.84          132.14     29.47       23.15
               Southeast Region Average                         31.20          170.21          178.71     22.87       24.10
               All Publicly Traded Thrifts Average              29.30          151.83          158.13     17.63       18.63

                                                                               EXHIBIT 11 - A
                                                                               RECENT CONVERSIONS
                                                                               PRO FORMA PRICING INFORMATION


                                                                                         Pro Forma Pricing Ratios
                                                                               ------------------------------------------
                                                                                      Price/       Price/       Price/     Price/
                                                                          Gross    Pro-Forma    Pro-Forma    Pro-Forma   Adjusted
                                                                       Proceeds   Book Value   Tang. Book     Earnings     Assets
Ticker    Institution                                      IPO Date      ($000)          (%)          (%)          (x)        (%)
------    -----------                                      --------      ------          ---          ---          ---        ---
OTFC      Oregon Trail Financial Corp.                    06-Oct-97     $46,949         76.6         76.6         18.5       18.7
SHSB      SHS Bancorp, Inc.                               01-Oct-97      $8,200         70.7         70.7         13.9        9.1
OSFS      Ohio State Financial Services, Inc.             29-Sep-97      $6,332         63.3         63.3         17.0       15.7
GOSB      GSB Financial Corporation                       09-Jul-97     $22,483         73.4         73.4         23.2       18.9
FSPT      FirstSpartan Financial Corp.                    09-Jul-97     $88,608         73.0         73.0         26.0       19.1
FBNW      FirstBank Corporation                           02-Jul-97     $19,838         71.9         71.9         19.2       13.0
CFBC      Community First Banking Company                 01-Jul-97     $48,271         72.7         72.7         36.1       12.0
HCBB      HCB Bancshares, Inc.                            07-May-97     $26,450         72.0         72.0         29.0       13.4
PSFC      Peoples-Sidney Financial Corporation            28-Apr-97     $17,854         71.2         71.2         11.5       17.0
NSBC      NewSouth Bancorp, Inc.                          08-Apr-97     $43,643         78.7         78.7         22.1       18.4
HMLK      Hemlock Federal Financial Corporation           02-Apr-97     $20,763         71.6         71.6         37.5       12.4
GSLA      GS Financial Corp.                              01-Apr-97     $34,385         63.8         63.8         38.7       28.4
MRKF      Market Financial Corporation                    27-Mar-97     $13,357         71.1         71.1         26.2       22.7
EFBC      Empire Federal Bancorp, Inc.                    27-Jan-97     $25,921         68.1         68.1         21.5       23.0
FAB       FirstFed America Bancorp, Inc.                  15-Jan-97     $87,126         72.0         72.0         13.6       10.7
RSLN      Roslyn Bancorp, Inc.                            13-Jan-97    $423,714         72.0         72.0          9.3       21.0
AFBC      Advance Financial Bancorp                       02-Jan-97     $10,845         71.1         71.1         16.8       10.6
HCFC      Home City Financial Corporation                 30-Dec-96      $9,522         71.2         71.2         13.7       14.6
SCBS      Southern Community Bancshares, Inc.             23-Dec-96     $11,374         74.4         74.4         14.5       15.0
CENB      Century Bancorp, Inc.                           23-Dec-96     $20,367         72.1         72.1         18.9       20.0
BFFC      Big Foot Financial Corporation                  20-Dec-96     $25,128         72.7         72.7         33.1       11.4
RIVR      River Valley Bancorp                            20-Dec-96     $11,903         73.0         73.0         15.2       12.1
PSFI      PS Financial, Inc.                              27-Nov-96     $21,821         71.9         71.9         17.2       29.0
CFNC      Carolina Fincorp, Inc.                          25-Nov-96     $18,515         77.0         77.0         17.2       16.4
DCBI      Delphos Citizens Bancorp, Inc.                  21-Nov-96     $20,387         72.2         72.2         14.6       18.8
FTNB      Fulton Bancorp, Inc.                            18-Oct-96     $17,193         72.5         72.5         14.6       16.7
SSFC      South Street Financial Corp.                    03-Oct-96     $44,965         76.3         76.3         26.1       21.2
AFED      AFSALA Bancorp, Inc.                            01-Oct-96     $14,548         71.7         71.7         13.7        9.9
WEHO      Westwood Homestead Financial Corporation        30-Sep-96     $28,434         73.8         73.8                    22.7
CBES      CBES Bancorp, Inc.                              30-Sep-96     $10,250         61.1         61.1         13.2       10.6
HBEI      Home Bancorp of Elgin, Inc.                     27-Sep-96     $70,093         72.6         72.6         24.9       18.7
PFFC      Peoples Financial Corporation                   13-Sep-96     $14,910         64.3         64.3         28.6       16.0

          Maximum:                                                     $423,714         78.7         78.7         38.7       29.0
          Minimum:                                                       $6,332         61.1         61.1          9.3        9.1
          Average:                                                      $40,130         71.6         71.6         20.8       16.8
          Median:                                                       $20,575         72.0         72.0         18.5       16.5

                        EXHIBIT 11 - B
                        RECENT CONVERSIONS
                        PRICE APPRECIATION INFORMATION

                                                                               Change in Price from IPO to:
                                                           -------------------------------------------------------------------
                                                     Offering          One             One            One          Three    Current
                                                        Price    Day After      Week After    Month After   Months After      Stock
Ticker  Institution                                       ($)   Conversion      Conversion     Conversion     Conversion      Price
------  -----------                                       ---   ----------      ----------     ----------     ----------      -----
OTFC    Oregon Trail Financial Corp.                   $10.00        67.5%           64.4%           0.0%                     63.8%
SHSB    SHS Bancorp, Inc.                              $10.00        47.5%           52.1%           0.0%                     57.5%
OSFS    Ohio State Financial Services, Inc.            $10.00        55.0%           52.5%           0.0%                     52.5%
GOSB    GSB Financial Corporation                      $10.00        46.3%           47.5%          43.8%                     55.0%
FSPT    FirstSpartan Financial Corp.                   $20.00        83.4%           85.0%          78.1%          93.8%      91.9%
FBNW    FirstBank Corporation                          $10.00        58.1%           57.5%          77.5%          73.8%      70.0%
CFBC    Community First Banking Company                $20.00        59.4%           64.4%          71.3%          88.8%      96.3%
HCBB    HCB Bancshares, Inc.                           $10.00        26.3%           26.3%          28.8%          39.4%      42.5%
PSFC    Peoples-Sidney Financial Corporation           $10.00        25.6%           30.0%          32.5%          56.3%      70.0%
NSBC    NewSouth Bancorp, Inc.                         $15.00        35.0%           44.2%          56.7%          70.0%      86.7%
HMLK    Hemlock Federal Financial Corporation          $10.00        28.8%           28.8%          27.5%          38.8%      70.0%
GSLA    GS Financial Corp.                             $10.00        33.8%           35.0%          40.6%          53.8%      68.8%
MRKF    Market Financial Corporation                   $10.00        29.4%           25.0%          26.3%          35.0%      52.5%
EFBC    Empire Federal Bancorp, Inc.                   $10.00        32.5%           32.5%          37.5%          31.3%      75.0%
FAB     FirstFed America Bancorp, Inc.                 $10.00        36.3%           41.3%          48.8%          37.5%     115.6%
RSLN    Roslyn Bancorp, Inc.                           $10.00        50.0%           58.8%          60.0%          58.8%     133.8%
AFBC    Advance Financial Bancorp                      $10.00        28.8%           28.8%          40.0%          38.8%      73.8%
HCFC    Home City Financial Corporation                $10.00         0.0%           26.3%          33.1%          35.0%      60.0%
SCBS    Southern Community Bancshares, Inc.            $10.00        30.0%           37.5%          35.0%          40.0%      82.5%
CENB    Century Bancorp, Inc.                          $50.00        25.3%           32.0%          30.0%          36.0%      61.5%
BFFC    Big Foot Financial Corporation                 $10.00        23.1%           26.3%          40.0%          45.0%      93.8%
RIVR    River Valley Bancorp                           $10.00        36.9%           37.5%          48.1%          43.8%      72.5%
PSFI    PS Financial, Inc.                             $10.00        16.4%           17.5%          21.3%          40.0%      77.5%
CFNC    Carolina Fincorp, Inc.                         $10.00        30.0%           33.8%          36.3%          41.3%      71.3%
DCBI    Delphos Citizens Bancorp, Inc.                 $10.00        21.3%           21.3%          20.6%          37.5%      77.5%
FTNB    Fulton Bancorp, Inc.                           $10.00        25.0%           30.0%          47.5%          65.0%     135.0%
SSFC    South Street Financial Corp.                   $10.00         0.0%           25.0%          23.8%          40.0%      90.0%
AFED    AFSALA Bancorp, Inc.                           $10.00        13.8%           13.8%          21.3%          20.0%      95.0%
WEHO    Westwood Homestead Financial Corporation       $10.00         7.5%            5.0%           6.3%          22.5%      78.8%
CBES    CBES Bancorp, Inc.                             $10.00        26.3%           35.0%          33.8%          42.5%     120.0%
HBEI    Home Bancorp of Elgin, Inc.                    $10.00        18.1%           21.9%          26.3%          33.8%      78.8%
PFFC    Peoples Financial Corporation                  $10.00         8.8%           14.4%          27.5%          30.0%      40.0%

        Maximum:                                       $50.00        83.4%           85.0%          78.1%          93.8%      61.5%
        Minimum:                                       $10.00         7.5%            5.0%           6.3%          20.0%      40.0%
        Average:                                       $12.03        34.2%           36.0%          38.6%          46.4%      77.6%
        Median:                                        $10.00        29.7%           32.3%          35.0%          40.0%      76.3%

                                  EXHIBIT 12A
                                  Core Earnings Analysis
                                  Comparative Group

                                                 Reported         Non-          Non-          Core           Core
                                                Net Income      recurring     recurring     Earnings       Earnings
Company Name                                    Before Tax       Expense       Revenue     Before tax     Per Share
------------                                    ----------       -------       -------     ----------     ---------
Bedford Bancshares, Inc.                           2057            555           -2           2610          $2.42
Classic Bancshares, Inc.                            916            416            0           1332          $1.10
FFD Financial Corporation                          2132            332            0           2464          $1.69
First Lancaster Bancshares, Inc.                    697            153            0            850          $0.89
Green Street Financial Corp.                       3826            793            0           4619          $1.13
Harrodsburg First Financial Bancorp, Inc.          1705            536            0           2241          $1.20
Kentucky First Bancorp, Inc.                       1097            351            0           1448          $1.10
Marion Capital Holdings, Inc.                      2840            777           -51          3566          $1.94
Peoples Financial Corporation                       773            428            0           1201          $0.84
Scotland Bancorp, Inc.                             1519            551            0           2070          $1.22
South Carolina Community Bancshares, Inc.           681            193            0            874          $1.25
Stone Street Bancorp, Inc.                         2404            456            0           2860          $1.55
Westwood Homestead Financial Corporation           1238            584           -94          1728          $0.66

Maximum:                                           3826            793            0           4619          $2.42
Minimum:                                            681            153           -94           850          $0.66
Average:                                          1,683            471           (11)        2,143          $1.31
Median:



                                                  Taxes        Core Earn                   Price/Core
                                                Per Share       Aft Tax                     Earnings
Company Name                                     @ 36 %        Per Share       Price        After Tax
------------                                     ------        ---------       -----        ---------
Bedford Bancshares, Inc.                         ($0.87)         $1.55        $24.50          15.8
Classic Bancshares, Inc.                         ($0.39)         $0.70        $16.25          23.2
FFD Financial Corporation                        ($0.61)         $1.08        $18.63          17.2
First Lancaster Bancshares, Inc.                 ($0.32)         $0.57        $16.13          28.4
Green Street Financial Corp.                     ($0.41)         $0.73        $19.88          27.4
Harrodsburg First Financial Bancorp, Inc.        ($0.43)         $0.77        $16.13          21.0
Kentucky First Bancorp, Inc.                     ($0.40)         $0.70        $14.06          20.0
Marion Capital Holdings, Inc.                    ($0.70)         $1.24        $28.88          23.3
Peoples Financial Corporation                    ($0.30)         $0.54        $14.00          26.1
Scotland Bancorp, Inc.                           ($0.44)         $0.78        $11.88          15.2
South Carolina Community Bancshares, Inc.        ($0.45)         $0.80        $23.75          29.7
Stone Street Bancorp, Inc.                       ($0.56)         $0.99        $21.00          21.2
Westwood Homestead Financial Corporation         ($0.24)         $0.42        $17.88          42.3

Maximum:                                         ($0.24)         $1.55        $28.88          42.3
Minimum:                                         ($0.87)         $0.42        $11.88          15.2
Average:                                         ($0.47)         $0.84        $18.69          23.9
Median:                                                                                       23.3

                                                          EXHIBIT 12B
                                                          Core Earnings Analysis
                                                          Mooresville Savings

Reported Net Income Before Taxes                       1108
plus Defined Pension Plan                               210
                                                       =====
Sub total                                              1318
Reported Loan Loss Provision                                          240
Average PREVIOUS 5 Year Provision                                     52
                                                                    ======
"Non-recurring" Loan Loss Provision                     188
                                                      ======
Core Earnings Before Taxes                             1506
Taxes at 36 %                                          (542)
                                                       =====
Core Earnings After Taxes                               964
Reported After Tax Earnings Used in Appraisal           729
                                                       =====
Increase due to adjustment                              235


                                                        Exhibit 13
                                                        ----------

                                                        Pro Forma Analysis Sheet
                                                        ------------------------


Name of Institution:                Mooresville Savings/Coddle Creek Financial
Date of Letter to Association:      October 17, 1997
Date of Market Prices:              October 13, 1997

                                                                               Comparable                 All Publicly
                                                                                Companies                 Traded Thrifts
                                                                           --------------------------   ------------------------
                                              Symbols          Subject             Mean         Median       Mean        Median
                                              -------          -------             ----         ------       ----        ------
Price\Earnings Mutliples                        P\E               21.4             25.7           25.7       29.3          23.3

Price\Tangible Book Value Ratio                P\BV               70.3%           114.6%         109.4%     151.8%        137.4%

Price\Assets Ratio                              P\A               18.8%            30.4%          29.7%      17.6%         15.3%


Valuation Parameters
-----------------------------------------------------------
Pre-Conversion Earnings                         Y              $729,000
Pre-Conversion Book Value                       B           $14,738,000
Pre-Conversion Assets                           A          $114,276,000
Reinvestment Rate                               R                 5.42%
Estimated Conversion Expenses                   X              $897,800
Proceeds Not Reinvested                         Z


Estimated ESOP Borrowings                         E               8.00%
Cost of ESOP Borrowings                           S               0.00%
 Amortization of ESOP Borrowings                  T                  10
MRP                                               M               4.00%
MRP Vesting                                       N                   5
Tax Rate                                          t              39.00%


Calculation of Pro Forma Value After Conversion
------------------------------------------------------------------------
          P\E (Y - RX)
V =       --------------------------------------                   =           $25,500,000
          1 - P/E (R - (PE/T*(1-t)) - M/N*(1-t))

          P\B (B - X)
V =       --------------------------------------                   =           $25,500,000
          1 - (P/B (1- M - E)

          P\A (A - E)
V =       --------------------------------------                   =          $25,500,000
          1 - (P/A)


                                        Total                   Price
Conclusion                             Shares               Per Share                    Value
---------------------------            ------      X        ---------       =       ----------
Appraised Value                       510,000                  $50.00              $25,500,000

Range
---------------------------
Minium                                433,500                  $50.00              $21,675,000
Maximum                               586,500                  $50.00              $29,325,000
Supermax                              674,475                  $50.00              $33,723,750

                                   EXHIBIT 14
                                   ----------

                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT
                    ----------------------------------------


Minimum                                Mooresville Savings                 Average                Median
-------------                          -------------------                 -------                ------
Price/Earnings                                 19.3                         26.5%                 22.7%
Price/Core Earnings                            16.0                         33.1%                 31.4%
Price/Book Value                              65.7%                         44.6%                 47.9%
Price Tangible Book Value                     65.7%                         45.3%                 47.9%
Price/Assets                                  16.4%                         46.6%                 46.9%

Midpoint                               Mooresville Savings                 Average                Median
-------------                          -------------------                 -------                ------
Price/Earnings                                21.4                          18.7%                 14.5%
Price/Core Earnings                           17.9                          25.2%                 23.3%
Price/Book Value                              70.3%                         40.7%                 44.2%
Price Tangible Book Value                     70.3%                         40.7%                 44.2%
Price/Assets                                  18.8%                         38.7%                 39.0%

Maximum                                Mooresville Savings                 Average                Median
-------------                          -------------------                 -------                ------
Price/Earnings                                 23.2                         11.8%                  7.2%
Price/Core Earnings                            19.6                         18.1%                 16.0%
Price/Book Value                              74.1%                         37.5%                 41.2%
Price Tangible Book Value                     74.1%                         37.5%                 41.2%
Price/Assets                                  21.1%                         31.2%                 31.5%

Super maximum                          Mooresville Savings                 Average                Median
-------------                          -------------------                 -------                ------
Price/Earnings                                 25.1                          4.7%                 -0.3%
Price/Core Earnings                            21.3                         10.7%                  8.4%
Price/Book Value                              77.8%                         34.3%                 38.2%
Price Tangible Book Value                     77.8%                         34.3%                 38.2%
Price/Assets                                  23.6%                         22.9%                 23.4%

                                                                             Comparative Group Ratios
                                                                            ---------------------------
Price/Earnings                                                                26.3                   25
Price/Core Earnings                                                           23.9                 23.3
Price/Book Value                                                            118.5%               126.0%
Price Tangible Book Value                                                   120.1%               126.1%
Price/Assets                                                                 30.6%                30.8%

                                   EXHIBIT 15
                     PRO FORMA EFFECT ON CONVERSION PROCEEDS
                     ---------------------------------------
                          CODDLE CREEK FINANCIAL, INC.
                     ---------------------------------------

                                                Minimum                Midpoint             Maximum             Super Max
                                                -------                --------             -------             ---------
Conversion Proceeds
-------------------
Pro Forma Market Value                        $21,675,000            $25,500,000          $29,325,000          $33,723,750
Less:     ESOP                                 $1,734,000             $2,040,000           $2,346,000           $2,697,900
          MRP                                    $867,000             $1,020,000           $1,173,000           $1,348,950
          Estimated Expenses                     $815,180               $897,800             $980,420           $1,075,433
                                            -------------          -------------        -------------        -------------
Net Proceeds                                  $18,258,820            $21,542,200          $24,825,580          $28,601,467


Pro Forma Earnings
------------------
(Twelve Months Ended 09/30/97)
Reported Earnings                                $729,000               $729,000             $729,000             $729,000
Earnings on Proceeds                             $603,673               $712,228             $820,783             $945,622
Pro Forma MRP Adjustments                        $105,774               $124,440             $143,106             $164,572
Pro Forma ESOP Adjustments                       $105,774               $124,440             $143,106             $164,572
                                            -------------          -------------        -------------        -------------
Pro Forma Earnings                             $1,121,125             $1,192,348           $1,263,571           $1,345,478

Pro Forma Net Worth
-------------------
Net Worth                                     $14,738,000            $14,738,000          $14,738,000          $14,738,000
Conversion Proceeds                           $18,258,820            $21,542,200          $24,825,580          $28,601,467
                                            -------------          -------------        -------------        -------------
Pro Forma Net Worth                           $32,996,820            $36,280,200          $39,563,580          $43,339,467

Pro Forma Total Assets
----------------------
Total Assets                                 $114,276,000           $114,276,000         $114,276,000         $114,276,000
Conversion Proceeds                           $18,258,820            $21,542,200          $24,825,580          $28,601,467
                                            -------------          -------------        -------------        -------------
Pro Forma Assets                             $132,534,820           $135,818,200         $139,101,580         $142,877,467


Pro Forma Adjusted Core Earnings
--------------------------------
(Twelve Months Ended 09/30/97)
Adjusted Core Earnings                           $964,000               $964,000             $964,000             $964,000
Earnings on Proceeds                             $603,673               $712,228             $820,783             $945,622
Pro Forma MRP Adjustments                        $105,774               $124,440             $143,106             $164,572
Pro Forma ESOP Adjustments                       $105,774               $124,440             $143,106             $164,572
                                            -------------          -------------        -------------        -------------
Pro Forma Earnings                             $1,356,125             $1,427,348           $1,498,571           $1,580,478